UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2006

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 Page Mill Road, Palo Alto, CA		94306
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2006, Keith Barnes accepted an offer of employment from Agilent Technologies, Inc. (“Agilent”) pursuant to which Mr. Barnes will serve as the Chief Executive Officer of Verigy Pte. Ltd. (“Verigy”), a wholly owned subsidiary of Agilent (the “Offer”). The material terms of the Offer are described below.

Mr. Barnes will be paid an annual base salary of $500,000 per year. His target variable compensation bonus opportunity will be 100%, broken out as follows: 1) 15% target bonus opportunity based upon Verigy’s long-term financial goals; 2) 85% target bonus opportunity based upon other short-term financial and operational goals to be determined. For his first year of employment, Mr. Barnes is guaranteed a payout at 50% ($250,000) of his target annual bonus, contingent on his continued service.

On the effective date of Verigy’s Initial Public Offering (“IPO”), subject to approval of the Verigy board, Mr. Barnes will receive (i) an initial grant of restricted stock of Verigy equivalent to $800,000 in value where the number of shares will be determined using the price at which the shares will first be offered to the public (the “Public Offering Price”), and (ii) a non-qualified option to purchase 750,000 shares, with an exercise price equal to the Public Offering Price. Both components of this award will be effective as of the IPO date and will vest 25% per year on an annual basis commencing on the first anniversary of the grant date.

Prior to the date of the IPO, in the event of his involuntary termination without cause, his voluntary termination with good reason or if the IPO is not completed by December 31, 2006, Mr. Barnes will be eligible to receive the following severance benefits: payment equal to 12 months of his then-current annual base salary, 100% of his annual target bonus plus COBRA coverage until the earlier of (i) 12 months after his termination or (ii) his commencing employment with another employer that offers medical coverage. After the date of the IPO, in the event of his involuntary termination without cause or his voluntary termination for good reason within 24 months from the date of the IPO, his unvested stock options and restricted stock will immediately vest, and he will be eligible to receive payments from Verigy equal to 100% of his current annual base salary, 100% of his annual target bonus and COBRA coverage until the earlier of (i) 12 months after his termination or (ii) his commencing employment with another employer that offers medical coverage. Mr. Barnes will also enter into Verigy’s standard change of control and severance agreements.

The foregoing description of the Offer is qualified in its entirety by reference to the copy of the Offer, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Offer letter dated April 4, 2006.
	99.1	Press release dated April 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Assistant Secretary and
Assistant General Counsel

Date: April 12, 2006